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                                                                     Exhibit 9.3

                    SECOND AMENDMENT TO INVESTORS' AGREEMENT

         This Second Amendment to Investors' Agreement ("Second Amendment") is made and entered into effective as of August 27, 2001, by and among the following:

         Communities Investor Corp., a Delaware corporation ("CIC") and each of the stockholders of CIC identified as such on Schedule A hereto (each of whom is referred to individually as a "CIC Stockholder" and collectively as the "CIC Stockholders").

         Communities Investor Limited Partnership, a Delaware limited partnership ("CILP") and each of the limited partners of CILP identified as such on Schedule A hereto (each of whom is referred to individually as a "CILP Limited Partner" and collectively as the "CILP Limited Partners").

         Watermark Communities Inc., a Delaware corporation ("Watermark") and each of the stockholders of Watermark identified as such on Schedule A hereto (each of whom is referred to individually as a "Watermark Stockholder" and collectively as the "Watermark Stockholders").

         References herein to the CIC Stockholders, the CILP Limited Partners and the Watermark Stockholders include their respective Permitted Transferees (as defined below).

                                   RECITALS:

         The parties entered into an Investors' Agreement dated November 30, 1998, as amended by that certain First Amendment to Investors' Agreement dated February 23, 1999 (as amended, the "Investors' Agreement"), pursuant to which they agreed, among other things, to certain voting agreements, including the election of up to 9 directors for Watermark and to certain management controls, including a requirement that certain subsidiaries of Watermark (the "Watermark Subsidiaries") would have the same board of directors as Watermark.

         The parties now wish to provide for the election of up to 11 directors for Watermark and for the Watermark Subsidiaries, which must have the same board of directors as Watermark, and to make certain conforming changes to the Investors' Agreement.

         NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows.

1. Section 7.1(a) is deleted and the following Section 7.1(a) is substituted therefor:

         "(a) A Newco Board of not less than 6 members and not more than 11 members,"

2. Section 7.1(b) is deleted and the following Section 7.1(b) is substituted therefor:

         "(b)  The election of the following persons as members of the Newco
Board:

               (i) Alfred Hoffman, Jr., or a person designated by him or his personal representative;

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          (ii)  Don E. Ackerman, or a person designated by him or his personal representative;

          (iii) Jerry L. Starkey, or a person designated by the persons designated in Sections 7.1(b)(i) and (ii);

          (iv) A person designated by the holders of the majority of the MacArthur Interests and the initial designee shall be Timothy J. Hoeppner;

          (v) A person designated by the holders of the majority of the Bishop Interests; provided, that until such time as a director is designated, each of Allan Yee and Wally Chin is entitled to receive all notices and information available to the Newco Board and to receive notice of all Newco Board meetings and either of them shall have the right to attend in person or telephonically any meeting of the Newco Board;

          (vi) A person designated by the holders of the majority of CVC Interests and the initial designee shall be Thomas F. McWilliams; and

          (vii) Up to five directors designated by a majority of the persons referred to in paragraphs (i) through (vi) above, except as provided in
     Section 7.1(c).

     "Investor Director" shall mean any director designated and elected pursuant to Sections 7.1(b)(iv), (v) or (vi) and "Management Director" shall mean any director designated and elected pursuant to Sections 7.1(b)(i), (ii) or (iii)."

3. Section 7.1(c) is deleted and the following Section 7.1(c) is substituted therefor:

               "(c) If the Lenders are Equity Owners, the Equity Owners agree to elect as one of the designees referred to in Section 7.1(b)(vii) a person designated by the Lenders as a member of the Newco Board."

4. Section 7.1(d) is deleted and the following Section 7.1(d) is substituted therefor:

               "(d) The composition of the board of directors of WCI Communities Inc. and Bay Colony-Gateway, Inc., subsidiaries of Newco (each such board, a "Sub Board") shall be the same as that of the Newco Board."

5. Section 7.1(f) is deleted and the following Section 7.1(f) is substituted therefor:

               "(f) Any director designated under Sections 7.1(b)(i) through 7.1(b)(vi) or Section 7.1(c) shall be removed from the Newco Board, a Sub Board or any committee thereof (with or without cause) only at the written request of the Equity Owner or a majority of the Equity Owners or the other directors which have the right to designate such director hereunder, but only upon such written request and under no other circumstances (in each applicable case, determined on the basis of a vote or consent of the relevant Equity Owners or directors). Any director designated under Section 7.1(b)(vii) shall be removed from the Newco Board, a Sub Board or any committee thereof (with or without cause) only at the


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     written request of a majority of the directors of the applicable Board other than those designated under Section 7.1(b)(vii)."

6. Section 7.3(a) is deleted and the following Section 7.3(a) is substituted therefor:

          "(a) Newco shall not, sell, convey, lease, transfer, grant options to purchase or otherwise dispose of all or substantially all of its assets or dispose of any property or business of Newco or any Subsidiary Affiliate (other than non-core property) in each case having a value in excess of $25,000,000, except Newco shall be permitted to enter into a statutory merger pursuant to the Delaware General Corporation Law with WCI Communities, Inc."

7. Ratification. Except as amended by the First Amendment and this Second Amendment, the Investors' Agreement is hereby ratified and confirmed and shall remain in full force and effect.

8. Counterparts. This Second Amendment may be executed in any number of counterparts which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart.

9. Section Headings. Headings contained in this Second Amendment are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Second Amendment or any provision hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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     IN WITNESS WHEREOF, this Second Amendment has been executed effective as of the date and year first set forth above.

                            COMMUNITIES INVESTOR CORP.,
                            a Delaware corporation


                            By:  /s/ James P. Dietz
                                -------------------------------------
                            Its: Senior Vice President
                                -------------------------------------

                            HARTSEL RANCH CORPORATION

                            By:  /s/ Joshua Mintz
                                ----------------------------------
                            Its: Vice President
                                ----------------------------------

                            KAMEHAMEHA ACTIVITIES ASSOCIATION

                            By:  /s/ Wallace Chin
                                ----------------------------------
                            Its: President
                                ----------------------------------

                            CCT Partners II, L.P.

                            Natasha Partnership

                            63 BR Partnership

                            Jeanne Blasberg, as Trustee of Thomas F. McWilliams Flint Trust dated October 27, 1998

                            Alchemy L.P.

                            David F. Thomas

                            James A. Urry

                            John D. Weber

                            Noelle M. Cournoyer

                            By: Court Square Capital Limited,
                                as Attorney-In-Fact

                                /s/ Thomas F. McWilliams
                                ---------------------------------


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                    CITICORP VENTURE CAPITAL, LTD.

                    By:  /s/ Thomas F. McWilliams
                         --------------------------
                    Its: Managing Director
                         --------------------------

                    COMMUNITIES INVESTOR LIMITED PARTNERSHIP.
                    a Delaware limited partnership

                    By: COMMUNITIES INVESTOR CORP.
                    Its: General Partner

                              By:  /s/ James P. Dietz
                                   --------------------------
                              Its: Senior Vice President
                                   --------------------------

                    JOHN D. AND CATHERINE T. MACARTHUR
                    FOUNDATION

                    By:  /s/ James P. Dietz
                         --------------------------
                    Its:
                         --------------------------

                    BANCBOSTON INVESTMENTS, INC.

                    By:
                         --------------------------
                    Its:
                         --------------------------

                    WATERMARK COMMUNITIES INC.

                    By:  /s/ Steve Adelman
                         --------------------------
                    Its: Senior Vice President
                         --------------------------

                    /s/ Alfred Hoffman, Jr.
                    --------------------------
                    Alfred Hoffman, Jr. as Trustee of the Alfred Hoffman, Jr. Trust Dated May 25, 1995

                    /s/ Don E. Ackerman
                    --------------------------
                    Don E. Ackerman

                    /s/ Matthew Hoffman
                    --------------------------
                    Matthew Hoffman


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                                   /s/ Elisabeth Hoffman
                                   ---------------------------------------------
                                   Elisabeth Hoffman


                                   ---------------------------------------------
                                   Melissa Hoffman


                                   /s/ Elisabeth Hoffman
                                   ---------------------------------------------
                                   Elisabeth Hoffman, as Personal Representative of the Estate of Marcia Hoffman


                                   /s/ Edward V. Ryan
                                   ---------------------------------------------
                                   Edward V. Ryan, as Trustee for the Sprinkling Trust under the Will of Benno C. Schmidt for the Benefit of Our Children and as trustee for: Trust f/b/o Benno C. Schmidt, u/w/o Benno C. Schmidt; Trust f/b/o Ralph C. Schmidt, u/w/o Benno C. Schmidt; Trust f/b/o Benno C. Schmidt, u/w/o Benno C. Schmidt; Trust f/b/o John R. Schmidt u/w/o Benno C. Schmidt; Trust f/b/o William R. Schmidt u/w/o Benno C. Schmidt; Trust f/b/o Stephen G. Fleischman u/w/o Benno C. Schmidt


                                   /s/ E. Leslie Peter by (Signature illegible),
                                   ---------------------------------------------
                                   E. Leslie Peter              attorney-in-fact


                                   Ackerman Family Limited Partnership, by its
                                   General Partner, Chandelle Ventures, Inc.


                                   By: /s/ Don E. Ackerman
                                      ------------------------------------------
                                      Don E. Ackerman, its President


                                   /s/ Don E. Ackerman
                                   ---------------------------------------------
                                   Don E. Ackerman, as Trustee of the Don E.
                                   Ackerman Trust U/T/A dated 12/14/96


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